Exhibit (m)(2)(b)

APPENDIX A

(to the Class A Shares

Service and Distribution Plan Under Rule 12b-1)

May 1, 2016, 2015

Salient Adaptive Balanced Fund

Salient Adaptive Income Fund

Salient EM Infrastructure Fund

Salient Frontier Strategy Fund

Salient International Dividend Signal Fund

Salient International Real Estate Fund

Salient Real Estate Fund

Salient Select Income Fund

Salient Select Opportunity Fund

Salient Tactical Growth Fund

Salient Tactical Muni Strategy Fund

Salient Tactical Real Estate Fund

Salient US Dividend Signal Fund